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                                                         EXHIBIT 10.20




                                                December 29, 1997



Paul Duncan
76 Washington Drive
Sudbury, MA  01776

     Re:  Reebok Supplemental Executive Retirement Plan ("SERP")

Dear Paul:

      As you know, Reebok would like to retain you as a part-time employee during 1998. In order to induce you to remain as a part-time employee and insure that the compensation you will receive from Reebok's SERP will not be negatively affected by you remaining a part-time employee, Reebok hereby agrees with you that for purposes of determining your Final Average Total Compensation (as defined in Section 4(e)(1) of the SERP) under the SERP plan, we will use the average of your Total Compensation (as such term is defined in the SERP) for the three calendar years during the period 1993 thorough 1997 (inclusive) in which you had the highest Total Compensation.

      This letter agreement shall constitute an amendment of the SERP with respect to your participation therein.

      If the foregoing reflects your agreement, please sign below.

                                   Very truly yours,

                                   REEBOK INTERNATIONAL LTD.


                                   By:/s/ BARRY NAGLER

Agreed to by:


/s/ PAUL R. DUNCAN
Paul Duncan